                                                                  Exhibit 10.2

                           PERSONAL AND CONFIDENTIAL

May 1, 1997

Mr. Dwight T. Wilson
282 N. Phoenixville Pike
Malvern, PA 19355

Dear Dwight:

        This is to confirm the severance agreement between you and DecisionOne Corporation (the "Company").

        If your employment by the Company is involuntarily terminated without cause, other than by reason of death or disability, and you are not offered employment in an executive capacity by another DecisionOne Holdings Corp. company, the Company will pay to you, during the twelve (12) month period commencing with the effective date on which your employment is so terminated (the "Severance Period"), in lieu of all other severance payments from the Company, an aggregate amount equal to your then current annual base salary, payable in equal biweekly installments in accordance with the Company's normal payroll practices, provided, however, that if you shall become employed by another organization at any time during the Severance Period, then during the remainder of the Severance Period, each such installment payment shall be reduced to one-half the amount otherwise so payable, and the total shall be reduced accordingly. In addition, during the Severance Period, you will be entitled to continue to receive the standard medical, dental, and life insurance coverage paid by the Company as in effect on the date of termination, provided, however, that if you shall become employed by another organization during the Severance Period as aforesaid, such benefits shall forthwith cease and terminate at the time you become eligible for coverage under the medical insurance plan of such organization, but in no case shall the Company's obligation to provide standard medical, dental and life insurance coverage go beyond the Severance Period.

        For the purposes of this letter, "cause" shall mean a determination by the Board of Directors or the Chief Executive Officer of DecisionOne that you
(i) failed to obey the reasonable and lawful orders of the Board of Directors,
(ii) acted with gross negligence in the performance of your duties, (iii) willfully breached or habitually neglected your duties, or (iv) committed a felony or any act involving dishonesty, fraud, or moral turpitude.

Mr. Dwight T. Wilson
Page 2
May 1, 1997

        You will continue to be an "at-will" employee of the Company and no statements contained herein or otherwise made to you by any officer or employee of the Company can change that status.

        Please indicate your acceptance of the foregoing by signing the attached copy of this letter and returning it to me.

Sincerely,



Accepted and agreed:



--------------------------------------     -----------------------------------
Dwight T. Wilson                                        Date